Exhibit 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our report dated January 23, 2001 with respect to the financial statements of Brekel Group, Inc. (formerly FirstPublish, Inc., a development stage company) as of December 31, 2000 and for the year then ended, included in the Form 8-K/A Amendment No. 1 of Sequiam Corporation dated October 7, 2002.




                                 /s/Ernst & Young, LLP

Orlando, Florida
October 3, 2002


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